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                                                                    EXHIBIT 21.1

                               JARDEN CORPORATION
                       SUBSIDIARIES OF JARDEN CORPORATION


                                                                                                 State of
     Company                           Shareholder                                       Incorporation/Organization
     -------                           -----------                                       --------------------------
     Alltrista Limited                 Jarden Corporation                                          Canada

     Alltrista Newco Corporation       Jarden Corporation                                          Indiana

     Alltrista Plastics Corporation*   Quoin, LLC                                                  Indiana

     Alltrista Zinc Products, L.P.**   Quoin, LLC (LP 99%)                                         Indiana
                                       Alltrista Newco Corporation (GP 1%)

     Bernardin, Limited                Alltrista Limited                                           Canada

     Desarrollo Industrial Fitec       Lehigh Consumer Products Corporation (99.99%)               Mexico
                                       Jarden Corporation (0.01%)

     Hearthmark, LLC ***               Quoin, LLC                                                 Delaware

     Lehigh Consumer Products
         Corporation                   Jarden Corporation                                       Pennsylvania

     Quoin, LLC                        Jarden Corporation                                         Delaware

     Tilia Direct, Inc.                Jarden Corporation                                         Delaware

     Tilia International, Inc.         Jarden Corporation                                         Delaware

     Tilia, Inc.                       Jarden Corporation                                         Delaware

     Unimark Plastics Limited          Alltrista Plastics Corporation                          United Kingdom

*      (DBA) Unimark Plastics Company and Alltrista Industrial Plastics Company
**     (DBA) Alltrista Zinc Products Company
***    (DBA) Alltrista Consumer Products Company